  UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported): July 16, 2020 (July 9, 2020)

CARBON ENERGY CORPORATION
(Exact name of registrant as specified in charter)

Delaware	000-02040	26-0818050
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1700 Broadway, Suite 1170, Denver, Colorado	80290
(Address of principal executive offices)	(Zip code)

(720) 407-7030
(Registrant’s telephone number including area code)

(Former Name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered or to be registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13a of the Exchange Act. ☐

Item 1.01 – Entry into a Material Definitive Agreement.

Amendments to Note Purchase Agreement, the 2017 Securities Purchase Agreement and the 2018 Securities Purchase Agreement.

On July 9, 2020, Carbon California Company, LLC (“Carbon California”) (a majority-owned subsidiary of Carbon Energy Corporation (“Carbon” or the “Company”), a Delaware corporation), entered into (i) Amendment No. 4 to its existing Senior Secured Note Credit Facility with two institutional investors (Prudential Insurance Company of America and Prudential Insurance Legacy Company of New Jersey) (the “NPA Amendment No. 4”), (ii) Amendment No. 5 to its existing 2017 Securities Purchase Agreement with two other institutional investors (Prudential Capital Energy Partners, L.P. and Prudential Capital Energy Partners Management Fund, L.P.) (the “2017 SPA Amendment No. 5”) and (iii) Amendment No. 3 to its existing 2018 Securities Purchase Agreement with Prudential Capital Energy Partners, L.P. and Prudential Capital Energy Partners Management Fund, L.P. (the “2018 SPA Amendment No. 3” and together with the NPA Amendment No. 4 and 2017 SPA Amendment No. 5, the “Amendments”). Pursuant to the Amendments, Carbon California and the counterparties (x) agreed to amend certain provisions of existing Senior Secured Note Credit Facility and each of the Securities Purchase Agreements (described below) and (ii) the lenders under the Senior Secured Note Credit Facility provided limited waivers of noncompliance with certain covenants under the Senior Secured Note Credit Facility (also described below).

Pursuant to NPA Amendment No. 4, the parties agreed to amend (i) the Total Leverage Ratio (i.e., the ratio of total indebtedness of Carbon California to its EBITDA for the period of four fiscal quarters most recently ended) for (a) fiscal quarters ending on June 30, 2020 through December 31, 2020 to be not greater than 6.00 to 1.00 and (b) for fiscal quarters ending on March 31, 2021 and at all times thereafter to be not greater than 4.00 to 1.00, (ii) the Senior Leverage Ratio (i.e., the ratio of indebtedness evidenced by the Notes issued to Carbon California under the Senior Secured Note Credit Facility to its EBITDA for the period of four fiscal quarters most recently ended) for (a) fiscal quarters ending on June 30, 2020 through December 31, 2020 to be not greater than 4.50 to 1.00 and (b) for fiscal quarters ending on March 31, 2021 and at all times thereafter to be not greater than 3.00 to 1.00 and (iii) the Interest Coverage Ratio (i.e., the ratio of Carbon California’s EBITDA for the period of four fiscal quarters most recently ended to the aggregate amount of its payments in cash of interest with respect to its aggregate indebtedness for such period) for (a) fiscal quarters ending on June 30, 2020 through December 31, 2020 to be not less than 1.65 to 1.00 and (b) for fiscal quarters ending on March 31, 2021 and at all times thereafter to be not less than 2.00 to 1.00. In connection with NPA Amendment No. 4, the lenders provided limited waivers of the Borrower’s noncompliance (xi) with the Total Leverage Ratio for the quarter ended March 31, 2020 and (xii) with its obligation to pay interest at the default rate after March 31, 2020.

Pursuant to each of the 2017 SPA Amendment No. 5 and the 2018 SPA Amendment No. 3, the parties agreed that all of the interest due and payable by Carbon California pursuant to each Note issues under either the 2017 SPA or the 2018 SPA on May 15, 2020, August 15, 2020 and November 15, 2020 would be paid in kind and added to the outstanding principal amount of each such Note. The parties further agreed to amend (i) the Total Leverage Ratio for (a) fiscal quarters ending on June 30, 2020 through December 31, 2020 to be not greater than 6.90 to 1.00 and (b) for fiscal quarters ending on March 31, 2021 and at all times thereafter to be not greater than 4.60 to 1.00, (ii) the Senior Leverage Ratio for (a) fiscal quarters ending on June 30, 2020 through December 31, 2020 to be not greater than 5.18 to 1.00 and (b) for fiscal quarters ending on March 31, 2021 and at all times thereafter to be not greater than 3.45 to 1.00 and (iii) the Interest Coverage Ratio for (a) fiscal quarters ending on June 30, 2020 through December 31, 2020 to be not less than 1.40 to 1.00 and (b) for fiscal quarters ending on March 31, 2021 and at all times thereafter to be not less than 1.60 to 1.00.

The above description of the terms of the Amendments does not purport to be complete and is qualified in its entirety by the full text of the Amendments.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CARBON ENERGY CORPORATION
July 16, 2020
/s/ Patrick R. McDonald
Patrick R. McDonald,
Chief Executive Officer

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